EXHIBIT 23.1



                      LABORATORY CORPORATION OF AMERICA HOLDINGS

                 AMENDMENTS TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

                         CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2004 relating to the financial statements and financial statement schedule of Laboratory Corporation of American Holdings (the "Company"), which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.



Greensboro, North Carolina
May 24, 2004